EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of HMT Technology Corporation on Form S-8 (File Nos. 333-51767) and the registration statement of HMT Technology Corporation on Form S-3 as amended (File No. 333-24385) of our reports dated April 16, 1999, on our audits of the consolidated financial statements and financial statement schedules of HMT Technology Corporation as of March 31, 1999 and 1998 and for years ended March 31, 1999, 1998, 1997, which reports are included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 53 on this Form-10K.

                                        PricewaterhouseCoopers  L.L.P.


San Jose, California
June 16, 1999

       THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE TWELVE MONTHS ENDED MARCH 31, 1999 AS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.